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Exhibit 16.1



                        ERNST & YOUNG LLP                 Phone: (212) 773-3000
                        5 Times Square                               www.ey.com
                        New York, NY   10036




July 19, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 19, 2004 of Wilshire Enterprises, Inc. and are in agreement with the statements contained in the two paragraphs on page two therein except for the first sentence of paragraph one which we have no basis to agree or disagree.


                                            /s/ ERNST & YOUNG LLP